UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT
OF 1934

Date of report (earliest event reported): June 9, 2011

ORIENT-EXPRESS HOTELS LTD.
(Exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation)	001-16017 (Commission file number)	98-0223493 (I.R.S. Employer Identification No.)

22 Victoria Street
Hamilton HM 12, Bermuda
(Address of principal executive offices) (Zip Code)

441-295-2244
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)

This Current Report on Form 8-K/A amends the Current Report on Form 8-K dated June 9, 2011.  On June 13, 2011, the Bermuda Registrar of Companies issued a Certificate of Deposit of Memorandum of Increase of Share Capital in response to the Memorandum of Increase of Share Capital that the Registrant filed with the Bermuda Registrar of Companies on June 9, 2011.  The Certificate of Deposit of Memorandum of Increase of Share Capital amended the Registrant’s Memorandum of Association and Certificate of Incorporation (its principal charter document) effective upon its issuance.

The amended version of the Registrant’s Memorandum of Association and Certificate of Incorporation, which includes the Certificate of Deposit of Memorandum of Increase of Share Capital dated June 13, 2011, is being filed as Exhibit 3.2 to this amended report.

Item 9.01    Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description of Exhibit
3.1	Memorandum of Increase of Share Capital dated June 9, 2011 (previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated June 9, 2011).
3.2	Memorandum of Association and Certificate of Incorporation of Orient-Express Hotels Ltd., as amended effective June 13, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ORIENT-EXPRESS HOTELS LTD.

Date:	June 15, 2011	By:	/s/ Edwin S. Hetherington
Edwin S. Hetherington
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
3.1	Memorandum of Increase of Share Capital dated June 9, 2011 (previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated June 9, 2011).
3.2	Memorandum of Association and Certificate of Incorporation of Orient-Express Hotels Ltd., as amended effective June 13, 2011.